EXHIBIT 10.1

FIFTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS FIFTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (this

“Amendment”) is made and dated as of February 11, 2022, between EQUITY BANCSHARES, INC., a Kansas corporation (the “Borrower”), and SERVISFIRST BANK, an Alabama banking corporation (the “Lender”).

R E C I T A L S

A.Borrower and Lender are parties to that certain Loan and Security Agreement dated as of January 28, 2016, as amended (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”; capitalized terms used and not otherwise defined or amended in this Amendment shall have the meanings respectively assigned to them in the Loan Agreement). Under the terms and conditions, and subject to the limitations, set forth in the Loan Agreement, Lender has provided to Borrower a Commitment to extend Loans to Borrower in an aggregate principal amount of up to $40,000,000.00.

B.The Commitment Maturity Date was August 15, 2021, but has been extended to February 11, 2022. Borrower has requested that Lender consent to (i) the renewal of the Commitment and extension of the Commitment Maturity Date until February 11, 2023; (ii) a decrease of $15,000,000.00 to the Commitment amount, so that the Maximum Commitment Amount becomes $25,000,000.00; and (iii) certain other amendments to the Loan Agreement, in each case in accordance with and subject to the terms set forth hereunder.

C.Lender, by execution hereof, has agreed to consent to the foregoing and to amend the Loan Agreement accordingly, upon the terms and conditions set forth herein, including, without limitation, the condition that Borrower acknowledge and reaffirm its obligations under the Loan Agreement and the other documents related thereto.

D.The parties hereto have consulted with, and obtained the representation and advice of, their respective legal counsel with regard to the terms and conditions of this Amendment. Each party to this Amendment has had the opportunity to participate fully in the drafting of this Amendment.

A G R E E M E N T

In consideration of the foregoing and the mutual covenants and agreements hereinafter set forth, the parties hereto hereby agree as follows:

1.Recitals. The recitals set forth above are true and correct and the parties hereto agree to be bound thereby.

2.Amendments to the Loan Agreement.  The Loan Agreement is hereby amended as follows:

A.To the extent applicable, the Loan Agreement and each related agreement, instrument, and other document are amended by replacing any and all references to Greg Kossover’s office/title with Borrower with references to “Chief Operating Officer.”

B.The recital set forth on the first page of the Loan Agreement is amended by deleting the principal amount “$40,000,000.00” therefrom, and by inserting the principal amount “$25,000,000.00” in lieu thereof.

C.Section 1.01 of the Loan Agreement is amended by amending and restating the definition of “Commitment Maturity Date” to read as follows:

“Commitment Maturity Date” means the earlier of February 11, 2023, or the date that either the Commitment is terminated or the maturity of any Note is accelerated pursuant to Section 7.02 of this Agreement.

D.Section 1.01 of the Loan Agreement is amended by amending and restating the definition of “Maximum Commitment Amount” to read as follows:

“Maximum Commitment Amount” means $25,000,000.00, which is the total amount of principal available for Loans to Borrower under this Agreement.

E.Section 2.03 of the Loan Agreement is amended and restated to read as follows:

Section 2.03Use of Proceeds; Disbursement of the Loans. Borrower shall use the proceeds of each Loan solely for one or more of the following purposes:

(a)to fund cash payments required to be made by Borrower to the seller(s) of a target bank in connection with a Permitted Acquisition;

(b)	to fund Borrower’s repurchase of its outstanding shares of

stock;

(c)	to fund Borrower’s injection of capital to the Subsidiary

Bank;

(d)	to pay Lender any sums due under this Agreement; or

(e)	for general corporate or investment purposes of Borrower.

F.Section 2.06(A)(1) of the Loan Agreement is amended and restated to read as follows:

(1)Interest on the principal balance of each Loan from time to time outstanding will be payable at a per annum rate (the “Interest Rate”) equal to the greater of the following: (i) the Prime Rate in effect from time to time (the “Floating Rate”); or (ii) a floor rate of three and one-quarter percent (3.25%).

G.Section 3.02(B) of the Loan Agreement is amended and restated to read as follows:

(B)   Borrower shall have delivered to Lender satisfactory evidence that the proceeds of such Loan will be used for the purposes set forth in Section 2.03 of this Agreement;

H.Section 3.02(H) of the Loan Agreement is amended and restated to read as follows:

(H) There shall be no material adverse change in the consolidated financial condition or business of Borrower since September 30, 2021, or the Subsidiary Bank since December 31, 2021.

I.Section 5.01(I) of the Loan Agreement is amended and restated to read as follows:

(I)Borrower’s and the Subsidiary Bank’s financial statements (including Call Reports, in the case of the Subsidiary Bank) furnished to Lender, including any schedules and notes pertaining thereto, have been prepared in accordance with Generally Accepted Accounting Principles consistently applied, and fully and fairly present the financial condition of Borrower at the dates thereof and the results of operations for the periods covered thereby, and there have been no material adverse changes in the consolidated financial condition or business of Borrower, from September 30, 2021, to the date hereof, or the Subsidiary Bank, from December 31, 2021, to the date hereof;

J.Section 5.01(J) of the Loan Agreement is amended and restated to read as follows:

(J)As of February 11, 2022, neither Borrower nor the Subsidiary Bank has any material Indebtedness of any nature, including, but without limitation, liabilities for taxes and any interest or penalties relating thereto, except to the extent reflected (in a footnote or otherwise) and reserved against in the September 30, 2021, financial statements of Borrower, or the December 31, 2021, Call Report of the Subsidiary Bank, or as disclosed in or permitted by this Agreement, as applicable; Borrower does not know and has no reasonable ground to know of any basis for the assertion against it or the Subsidiary Bank as of September 30, 2021, or December 31, 2021, as applicable, of any material Indebtedness of any nature not fully reflected and reserved against in the above referenced respective financial statements or Call Reports, as applicable;

K.Section 5.01(R) of the Loan Agreement is amended and restated to read as follows:

(R)The Subsidiary Bank’s retained earnings, as reported on Schedule RC of the Subsidiary Bank’s most recent quarterly Call Report, were

$27,596,000.00.

L.Section 6.02(E) of the Loan Agreement is amended by amending and restating sub-clause (2) thereof to read as follows:

(2)Indebtedness described in the September 30, 2021, financial statements of Borrower, which includes, without limitation, Borrower’s obligations under or in connection with the trust preferred securities referenced in the September 30, 2021, financial statements of Borrower;

M.Section 8.05 of the Loan Agreement is amended by amending and restating the notice addresses set forth therein to read as follows:

(A)	If to Borrower:

Eric Newell, Chief Financial Officer Equity Bancshares, Inc.

7701 E. Kellogg Ave. Wichita, KS 67207

With a copy to:

Michael G. Keeley

Norton Rose Fulbright US LLP 2200 Ross Avenue, Suite 3600

Dallas, TX 75201-7932

(B)	If to Lender:

William Mellown, Vice President ServisFirst Bank

2500 Woodcrest Place

Birmingham, Alabama 35209 With a copy to:

Charles R Moore, III

Bradley Arant Boult Cummings LLP One Federal Place

1819 5th Avenue North Birmingham, Alabama 35203

N.The form of Promissory Note set forth in Exhibit A to the Loan Agreement is amended by removing the words and percentage “provided, however, that in no event shall the Rate ever be less than a fixed floor rate of three and one-half percent (3.50%) per annum” from the first paragraph thereof, and by inserting in lieu thereof the words and percentage “provided, however, that in no event shall the Rate ever be less than a fixed floor rate of three and one-quarter percent (3.25%) per annum”.

O.Exhibit C to the Loan Agreement is deleted in its entirety, and Exhibit C to this Amendment is inserted in lieu thereof.

3.Effectiveness. This Amendment shall be and become effective as of the date first above written; provided, that each of the following conditions is satisfied, all as reasonably determined by and satisfactory to Lender:

A.Lender shall have received an Unused Commitment Fee from Borrower in the amount of $129,219.06, which shall cover the period of time from and including April 1, 2020, through and including January 31, 2022. For the avoidance of doubt, the Unused Commitment Fee that accrued during the period of time that began on (and that included) February 1, 2022, and that ended on (and that included) the date of this Amendment, shall not be payable at this time. Instead, such accrued amount shall be payable on the new Commitment Maturity Date, together with the Unused Commitment Fee that accrues in between the date of this Amendment and such new Commitment Maturity Date, all in accordance with Section 2.09 of the Loan Agreement.

B.Lender shall have received (including by facsimile) counterparts of this Amendment, duly executed by or on behalf of Borrower.

C.Lender shall have approved the amendments set forth in this Amendment, such approval to be evidenced by Lender’s execution of counterparts of this Amendment.

D.All documents executed or submitted pursuant hereto shall be reasonably satisfactory in form and substance to Lender and its counsel prior to or by the time of closing. Prior to or by the time of closing, Lender and its counsel shall have received all information, certificates, resolutions, legal opinions and other documents, and such counterpart originals or such certified or other copies of such originals as Lender or its counsel may reasonably request, and all legal matters incident to the transactions contemplated by this Amendment shall be reasonably satisfactory to Lender and  its counsel.

E.The representations and warranties set forth in paragraph 4 below shall be true and correct in all respects.

Notwithstanding the satisfaction (or waiver) of each of the conditions set forth above and/or the execution of this Amendment by Borrower, this Amendment, in any event, shall not be or become effective and binding upon the parties until executed and accepted by Lender.

4.Representations and Warranties.In order to induce Lender to enter into this Amendment, Borrower represents and warrants that:

A.The execution, delivery and performance by Borrower of this Amendment and the documents contemplated hereby are (i) within its entity powers and have been duly authorized by all necessary entity action, (ii) not in contravention of any law, rule or regulation, or any judgment, decree, writ, injunction, order, or award of any arbitrator, court or governmental authority, (iii) not in contravention of the terms of Borrower’s organizational documents, and (iv) not in contravention of any contract or undertaking to which Borrower is a party or by which Borrower or its properties are or may be bound or affected.

B.Each of this Amendment and, to the extent Borrower is a party thereto, the other documents contemplated hereby, is a legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its respective terms.

C.No consent, approval or authorization of or declaration, registration or filing with any governmental authority or any nongovernmental person or entity, including without limitation any creditor, stockholder, member, partner or other owner of Borrower, is required on the part of Borrower in connection with the execution, delivery and performance of this Amendment and the documents contemplated hereby, or the transactions contemplated hereby, or as a condition to the legality, validity or enforceability of this Amendment and the documents contemplated hereby.

D.After giving effect to the amendments to the Loan Agreement contained in this Amendment: (i) the representations and warranties contained in the Loan Agreement and in each other document related thereto are true and correct on and as of the date hereof with the same force and effect as if made on and as of the date hereof, (ii) Borrower is in full compliance with all the covenants and agreements established under the Loan Agreement and the other documents related thereto, (iii) no Default has occurred and is continuing, and (iv) no material adverse change has occurred in the financial condition of Borrower since the as-of date of the most recent financial statements delivered by Borrower to Lender.

5.	Reaffirmation and Ratification of Loan Documents.

A.Borrower acknowledges, ratifies, reaffirms and confirms to Lender the obligations, liabilities and undertakings of Borrower under the Loan Agreement (as amended hereby) and the other documents related thereto to which Borrower is a party. All provisions of the Loan Agreement and the other documents related thereto to which Borrower is a party are in full force and effect and remain unchanged, except as amended hereby.

B.Borrower agrees that (i) the amendments effectuated hereunder do not adversely affect or impair in any way the validity or enforceability of the Loan Agreement and the other documents related thereto to which Borrower is a party, and (ii) the Loan Agreement (as amended hereby) and the documents related thereto to which Borrower is a party are legal, valid and binding obligations of Borrower, enforceable by Lender against Borrower and in accordance with their respective terms.

C.Borrower acknowledges and agrees that the Loan Agreement (as amended hereby) and the other documents related thereto to which Borrower is a party, and the Obligations (including, without limitation, Borrower’s obligation to pay the outstanding amounts under the Loan Agreement and each Note related thereto), are not subject to any defense, claim, counterclaim, setoff, right of recoupment, abatement or other determination whatsoever, legal, equitable or otherwise. Borrower waives any and all defenses of any nature whatsoever, legal, equitable or otherwise, which Borrower may now have with respect to Borrower’s obligations under the Loan Agreement (as amended hereby) and the other documents related thereto to which Borrower is a party.

6.Acknowledgments Regarding Collateral. Borrower acknowledges, certifies and agrees that (i) all of the Collateral described in the Loan Agreement, including, without limitation, the Pledged Stock, currently secures and shall continue to secure all of the Obligations, (ii) Lender’s security interests in and liens on the Collateral have been duly perfected and are fully enforceable against Borrower and the property encumbered thereby, and (iii) there has been no interruption, cessation, or other lapse of the aforesaid security interests and liens of Lender in the Collateral.

7.No Waiver by Lender, Etc. Notwithstanding the agreement of Lender to enter into this Amendment and to amend the Loan Agreement as set forth herein, Borrower acknowledges and agrees that, by so agreeing to enter into this Amendment, except as specifically set forth in this Amendment, Lender shall not be deemed to have waived (or to be estopped from asserting) any provisions of the Loan Agreement (as amended hereby) or any other document related thereto, including without limitation, any existing or future Default thereunder and, if Borrower now or at any time in the future shall be in breach of any of the provisions of the Loan Agreement or any other document related thereto or if any Default has occurred and is continuing, Lender shall be entitled to withhold further Loans under the Loan Agreement at any time and to exercise any of its other default rights and remedies thereunder or under any other document related thereto, from time to time, upon, if applicable, notice to Borrower, and that no failure or delay on the part of Lender in exercising any right or remedy under the Loan Agreement or under any other document related thereto, and no course of dealing with Borrower, on the one hand, and Lender, on the other hand, shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy under the Loan Agreement or under any other document related thereto preclude any other or further exercise thereof or the exercise of any other right or remedy hereunder or thereunder.

8.Release of Claims. In consideration of the matters set forth in this Amendment, Borrower, for itself and on behalf of its legal representatives, successors and assigns, hereby fully, finally and irrevocably releases Lender, and its officers, representatives, agents, attorneys, employees, predecessors, successors and assigns (collectively, the “Released Parties”), from any and all defenses (other than payment or performance), affirmative defenses, claims, counterclaims, offsets, cross-claims, damages, demands, actions and causes of action of any kind or nature existing as of the date of this Amendment or based on facts or circumstances arising at any time up through and including the date of this Amendment, whether known or unknown and whenever and howsoever arising, relating to the Loan Agreement, the liabilities and obligations of Borrower thereunder, the other Obligations, or the other documents related thereto, or any of them, or any past relationship between Borrower and Lender. In addition, Borrower hereby agrees not to commence, join in, prosecute, or participate in any suit or other proceeding in a position adverse to that of any of the Released Parties arising directly or indirectly from any of the foregoing matters.

9.Event of Default. If Borrower shall fail to perform or observe any term, covenant or agreement in this Amendment, or any representation or warranty made by Borrower in this Amendment shall prove to have been incorrect in any material respect when made, such occurrence shall be deemed to constitute a Default.

10.Payment of Fees and Expenses. Borrower agrees to pay all out-of-pocket costs and expenses of Lender, including the attorneys’ fees, charges and disbursements of counsel for Lender, in connection with the negotiation, preparation, execution and delivery of this Amendment and the documents referred to herein and the consummation of the transactions contemplated hereby.

11.Counterparts; Facsimile Signatures. This Amendment may be executed in one or more counterpart copies, each of which constitutes an original, but all of which, when taken together, shall constitute one agreement binding upon all of the parties hereto. Further, the parties hereto may execute facsimile copies of this Amendment and the facsimile signature of any such party shall be deemed an original and fully binding on said party; provided, however, any party executing this Amendment by facsimile signature agrees to promptly provide an original executed copy of this Amendment to Lender.

12.Governing Law, Etc. This Amendment shall be governed by and construed in accordance with the applicable terms and provisions of Section 8.08 (Applicable Law; Jurisdiction and Venue) of the Loan Agreement, which terms and provisions are incorporated herein by reference.

13.Successors and Assigns. This Amendment shall inure to and be binding upon and enforceable by Borrower, Lender, and their respective successors and assigns.

14.No Other Modifications. Except as hereby amended, no other term, condition or provision of the Loan Agreement shall be deemed modified or amended, and this Amendment shall not be considered a novation. From and after the effective date hereof, all references in the Loan Agreement, and any other document or instrument entered into in connection therewith, to the Loan Agreement shall be deemed to be references to the Loan Agreement as amended by this Amendment.

15.Reaffirmation and Ratification of Pledge Agreement. Without limiting anything set forth in paragraph 5 above or elsewhere in this Amendment, Borrower hereby acknowledges and agrees that the Pledge Agreement dated as of January 28, 2016, between Borrower and Lender remains in full force and effect as of the date hereof, and that the Pledged Stock described therein continues to secure all Obligations (as defined in such Pledge Agreement) in all respects.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first above written.

BORROWER:

EQUITY BANCSHARES, INC.

By:  /s/ Eric R. Newell Name: Eric R. Newell Title: Executive Vice President and Chief Financial Officer

LENDER:

SERVISFIRST BANK

By: /s/ William Mellown Name: William Mellown Title:   Vice President

Signature Page to Fifth Amendment to Loan and Security Agreement

EXHIBIT C TO

LOAN AND SECURITY AGREEMENT

STATES QUALIFIED, PRINCIPAL PLACES OF BUSINESS

Entity	State(s) Qualified	Principal Place of Business
Equity Bancshares, Inc	Kansas	7701 E. Kellogg Ave. Wichita, Kansas 67207
Equity Bank	Kansas	7701 E. Kellogg Ave. Wichita, Kansas 67207

NAME CHANGES AND MERGERS WITHIN FIVE YEARS AND ONE MONTH

Borrower:

No name changes.

2017 merger with Prairie State Bancshares, Inc. 2017 merger with Eastman National Bancshares, Inc. 2017 merger with Cache Holdings, Inc.

2018 merger with Kansas Bank Corporation 2018 merger with Adams Dairy Bancshares, Inc.

2021 merger with American State Bancshares, Inc.

Subsidiary Bank:

No name changes.

2017 merger with State Bank (Hoxie, Kansas)

2017 merger with The Eastman National Bank of Newkirk 2017 merger with Patriot Bank

2018 merger with First National Bank of Liberal 2018 merger with Adams Dairy Bank

2018 merger with City Bank and Trust Company 2020 merger with Almena State Bank

2021 merger with American State Bank & Trust Company